AMENDMENT NO. 4 TO
AMENDED AND RESTATED AGREEMENT
AND DECLARATION OF TRUST
OF AMERICAN CENTURY TARGET
MATURITIES TRUST


	THIS AMENDMENT NO. 4 TO
AMENDED AND RESTATED AGREEMENT
AND DECLARATION OF TRUST ("Declaration
of Trust") is made as of the 29th day of March, 2016, by the Trustees hereunder.

	WHEREAS, the Target 2015 Fund was
liquidated in accordance with a Plan of Liquidation, effective September 18, 2015; and

	WHEREAS, pursuant to Article VIII,
Section 8 of the Declaration of Trust, the Trustees wish to amend the Declaration of Trust as follows.

	NOW, THEREFORE, BE IT
RESOLVED, that Schedule A of the Declaration of Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto;
and

      FURTHER RESOLVED, the Declaration
of Trust is hereby amended by deleting the present
Section 3 of Article VI and inserting in lieu thereof the following:

SECTION 3.  REDEMPTIONS
AT THE OPTION OF THE
TRUST
The Trust shall have the right at its
option and at any time to redeem
Shares of any Shareholder at the net
asset value thereof as described in
Section 1 of this Article VI if: (i) the value of such shares in the account of such Shareholder is less than minimum investment amounts applicable to that account as set forth in the Trust's then-current registration statement under the 1940
Act; (ii) the Shareholder fails to
furnish the Trust with the holder's
correct taxpayer identification
number or social security number
and to make such certifications with
respect thereto as the Trust may
require; (iii) such Shareholder fails
to meet or maintain the qualifications
for ownership of a particular series
or class; or (iv) the Trustees
determine, in their sole discretion,
that the ownership of Shares by one
or more Shareholders is not in the
best interests of the remaining
Shareholders of the Trust or of the
applicable series or class. Provided,
however, that any such redemptions
shall be subject to such further terms
and conditions as the Trustees may
from time to time adopt.





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	IN WITNESS WHEREOF, a majority of
the Trustees do hereto set their hands as of the date first referenced above.


Trustees of the American Century Target Maturities
Trust


/s/ Tanya S. Beder
	/s/ Jeremy I. Bulow
Tanya S. Beder
	Jeremy I. Bulow


/s/ Ronald J. Gilson
	/s/ Frederick L.A. Grauer
Ronald J. Gilson
	Frederick L.A. Grauer


/s/ Peter F. Pervere
	/s/ Jonathan S. Thomas
Peter F. Pervere
	Jonathan S. Thomas


/s/ John B. Shoven
John B. Shoven


SCHEDULE A

American Century Target Maturities Trust


Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following
Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:


Series		Class			Date of Establishment


Zero Coupon 2020 Fund	Investor Class		12/29/1989
			Advisor Class		08/01/1997

Zero Coupon 2025 Fund	Investor Class		02/16/1996
			Advisor Class		08/01/1997


This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.







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